UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2010

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Note Conversion

On December 22, 2010, InsPro Technologies Corporation, a Delaware corporation (the “Company”), entered into and completed a note conversion (the “Note Conversion”) with The Co-Investment Fund II, L.P. (“Co-Investment”), in which the Company issued an aggregate of 797,378 shares (each, a “Preferred Share”) of its Series B Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), and warrants (“Warrants”) to purchase 7,973,780 shares of its Common Stock, par value $0.001 (“Common Stock”), as full repayment of all outstanding principal and interest under the Loan Agreement and Secured Promissory Note, dated December 22, 2009 and amended on June 15, 2010, between the Company and Co-Investment, pursuant to the terms of a note conversion agreement (the “Conversion Agreement”).

Pursuant to the Conversion Agreement, the Company agreed to issue to Co-Investment 797,378 investment units (each, a “Unit”) in the Note Conversion at a per Unit conversion price equal to $3.00. Each Unit issued in the Note Conversion consisted of one share of Preferred Stock and a Warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment.  The closing of the Note Conversion was subject to customary closing conditions.

The Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock, with each Preferred Share having the right to 20 votes.  Upon the liquidation, sale or merger of the Company, each Preferred Share is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such Preferred Share would receive if it participated pari passu with the holders of Common Stock on an as-converted basis.  Each Preferred Share is convertible into 20 shares of Common Stock (the “Shares”).  For so long as any Preferred Shares are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Shares is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock.  In addition to the voting rights described above, for so long as 1,000,000 Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to the Preferred Stock original issue price plus any declared but unpaid dividends.

The Warrants provide that the holder thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) and (ii) December 22, 2015, to acquire up to a total of 7,973,780 shares of Common Stock of the Company (each a “Warrant Share”) upon the payment of $0.15 per Warrant Share (the “Exercise Price”).  The Company also has the right, at any point after which the volume weighted average trading price per share of the Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding Warrants (a “Call Event”), in which case such Warrants will expire if not exercised within ten business days thereafter.  The Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of Common Stock during the period from the date of issuance of the Warrants until September 30, 2012, subject to customary exceptions.

In connection with the signing of the Conversion Agreement, the Company and Co-Investment also entered into a registration rights agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the filing of the Registration Statement (or 120 days following the date of the filing of the Registration Statement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act.  In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement.  The Registration Rights Agreement also provides for payment of partial damages to Co-Investment under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

The Company also agreed, pursuant to the terms of the Conversion Agreement, that for a period of 90 days after the effective date of the Conversion Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The Conversion Agreement also provides for a customary participation right for Co-Investment, subject to certain exceptions and limitations, which grants Co-Investment the right to participate in any future capital raising financings of the Company occurring prior to September 30, 2012.  Co-Investment may participate in such financings at a level based on Co-Investment’s ownership percentage of the Company on a fully-diluted basis prior to such financing.

The foregoing is a summary of the terms of the Conversion Agreement, the Registration Rights Agreement and the Warrants, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Conversion Agreement, the Registration Rights Agreement and a form of the Warrants, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Conversion Agreement, the Registration Rights Agreement and the Warrants in Item 1.01 of this Report are hereby incorporated into this Item 3.02 by reference.

The Preferred Stock and Warrants are being issued to an institutional investor without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Preferred Stock to be issued in the Note Conversion and each of the Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Preferred Shares and Warrants, as the case may be, unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed to file a Registration Statement for the resale of the Shares and the Warrant Shares. This current report is not an offer to sell or the solicitation of an offer to buy shares of Preferred Stock or other securities of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Note Conversion, on December 22, 2010, the Company filed a Certificate of Amendment to the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment was approved by the Company’s Board of Directors on December 20, 2010 and became effective upon filing. The Certificate of Amendment increases the number of authorized shares of Preferred Stock from 2,250,000 to 5,000,000.

The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)               Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to Certificate of Designation with respect to shares of Series B Convertible Preferred Stock
4.1	Note Conversion Agreement, dated December 22, 2010, by and between InsPro Technologies Corporation and The Co-Investment Fund II, L.P.
4.2	Registration Rights Agreement, dated December 22, 2010, by and between InsPro Technologies Corporation and The Co-Investment Fund II, L.P.
4.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	December 23, 2010	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Acting Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to Certificate of Designation with respect to shares of Series B Convertible Preferred Stock
4.1	Note Conversion Agreement, dated December 22, 2010, by and between InsPro Technologies Corporation and The Co-Investment Fund II, L.P.
4.2	Registration Rights Agreement, dated December 22, 2010, by and between InsPro Technologies Corporation and The Co-Investment Fund II, L.P.
4.3	Form of Warrant